Exhibit 99.1

AYRO Announces Third Quarter 2022 Financial Results and Provides Corporate Update

**Please note the new 3Q22 earnings conference call link below**

ROUND ROCK, TX (November 3, 2022) – AYRO, Inc. (Nasdaq: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro mobility, and last-mile delivery, announces financial results for the quarter ended September 30, 2022.

Recent Financial and Corporate Highlights:

●	Revenue of approximately $373,000
●	Net loss of ($5.7) million in 3Q22 vs. net loss of ($12.0) million in 3Q21
●	Adjusted EBITDA loss of ($4.8) million in 3Q22 vs. an Adjusted EBITDA loss of ($8.2) million in 3Q21
●	Total cash and marketable securities of $55.2 million and no debt as of September 30, 2022
●	Unveiled the Vanish, the first low-speed electric vehicle (LSEV) in the Company’s new platform

“We reached a milestone recently with the introduction of the AYRO Vanish, a low-speed electric vehicle (LSEV) based on our core AYRO platform, sourced primarily from a North American and European supply chain,” commented AYRO CEO Tom Wittenschlaeger. “The Vanish is lightweight, yet rugged enough to support both light-duty and heavy-duty applications and features fully swappable payloads. It is ideally suited for urban last-mile delivery, stadium and campus environments, and situations where toxic fumes are a concern.

“As we wrap up the initial bench testing and prototype units, we are simultaneously scaling up our manufacturing and assembly facility in Round Rock in anticipation of first article production of the Vanish in the first quarter of 2023. We intend to rely on e-commerce channels for direct delivery where possible and other distribution channels, including our fleet management partner Element and our food-box partner Gallery Carts. Furthermore, we intend to target other distributors across the country that see the value proposition that a next-generation LSEV offers, in addition to maximizing sales through the federal government’s GSA channel later in 2023.

“Should the Vanish be successful, we may be in position to target different segments of the electric vehicle market, should we desire. Using the same components, subsystems, and chassis as the Vanish, we can easily configure additional vehicles with different outer frames to meet the demands of other segments.

“Financial performance in the third quarter of 2022 was negatively impacted by defective components that came from a former supplier that limited our inventory of the Club Car Current. While revenue was negatively impacted due to this defective supply situation, ultimately the success of AYRO will be determined by how effective our team is at designing, developing, assembling, and selling the Vanish and any other new vehicles that come out of our factory.

“Our cash and marketable securities balance at the end of the third quarter was $55.2 million. We certainly look forward to ramping unit production, developing sales, and shipping the Vanish to customers in 2023 accordingly,” concluded Mr. Wittenschlaeger.

Third Quarter 2022 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Thursday, November 3, 2022 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=sT527BMU or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until February 3, 2022 and can be accessed through the above links. A telephonic replay will be available until November 17, 2022 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 7440827.

About AYRO, Inc.

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound, and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit: www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Z. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO’s failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of its common stock; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the impact of public health epidemics, including the COVID-19 pandemic; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$39,428,850	$69,160,466
Marketable securities	15,790,595	-
Accounts receivable, net	456,372	969,429
Inventory	1,479,501	3,744,037
Prepaid expenses and other current assets	2,327,563	2,276,178
Total current assets	59,482,881	76,150,110

Property and equipment, net	1,663,385	835,160
Intangible assets, net	99,023	88,322
Operating lease – right-of-use asset	857,576	1,012,884
Deposits and other assets	22,491	41,288
Total assets	$62,125,356	$78,127,764

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,163,398	$647,050
Accrued expenses	1,622,149	2,990,513
Current portion lease obligation – operating lease	159,910	206,426
Total current liabilities	2,945,457	3,843,989
Lease obligation - operating lease, net of current portion	737,124	859,543
Total liabilities	3,682,581	4,703,532

Stockholders’ equity:
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of September 30, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-3, ($.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 as of September 30, 2022 and December 31, 2021, respectively)	-	-
Convertible Preferred Stock Series H-6, ($.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 as of September 30, 2022 and December 31, 2021, respectively)	-	-
Common Stock, ($0.0001 par value; authorized – 100,000,000 shares; issued and outstanding – 37,131,380 and 36,866,975 as of September 30, 2022 and December 31, 2021, respectively)	3,713	3,687
Additional paid-in capital	132,907,975	131,654,776
Accumulated deficit	(74,468,913)	(58,234,231)
Total stockholders’ equity	58,442,775	73,424,232
Total liabilities and stockholders’ equity	$62,125,356	$78,127,764

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$373,186	$559,370	$2,381,592	$1,870,306
Cost of goods sold	955,003	955,466	4,959,660	2,030,447
Gross loss	(581,817)	(396,096)	(2,578,068)	(160,141)

Operating expenses:
Research and development	1,837,510	4,165,732	3,749,714	9,135,410
Sales and marketing	384,748	646,713	1,566,790	1,873,955
General and administrative	3,000,156	6,805,788	8,446,785	14,168,782
Total operating expenses	5,222,414	11,618,233	13,763,289	25,178,147

Loss from operations	(5,804,231)	(12,014,329)	(16,341,357)	(25,338,288)

Other income (expense):
Other income, net	51,792	12,254	71,389	40,943
Interest expense	-	-	-	(2,312)
Realized gain on marketable securities	103,000	-	110,490	-
Unrealized loss on marketable securities	(32,135)	-	(75,204)	-
Other income (expense), net	122,657	12,254	106,675	38,631

Net loss	$(5,681,574)	$(12,002,075)	$(16,234,682)	$(25,299,657)

Net loss per share, basic and diluted	$(0.15)	$(0.33)	$(0.44)	$(0.73)

Basic and diluted weighted average Common Stock outstanding	37,094,631	36,312,478	36,995,497	34,615,858

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,234,682)	$(25,299,657
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	442,890	384,157
Stock-based compensation	923,844	6,997,986
Amortization of right-of-use asset	155,308	149,376
Bad debt expense	2,136	92,176
Realized gain on marketable securities	(110,490)
Unrealized loss on marketable securities	75,204	-
Impairment of inventory and prepaid	2,351,947	-
Change in operating assets and liabilities:
Accounts receivable	510,922	(66,550
Inventory	462,025	(1,568,687
Prepaid expenses and other current assets	(1,430,565)	(841,465)
Deposits	18,798	(18,797
Accounts payable	516,347	420,420
Accrued expenses	(473,953)	1,168,858
Contract liability	-	(24,000
Lease obligations - operating leases	(168,935)	(117,474
Net cash used in operating activities	(12,959,204)	(18,723,657

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(970,557)	(512,298
Purchase of marketable securities, net	(15,755,309)	-
Purchase of intangible assets	(46,546)	(57,227
Net cash used in investing activities	(16,772,412)	(569,525

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	-	(21,609
Proceeds from exercise of warrants, net of fees	-	100,000
Proceeds from exercise of stock options	-	1,506,999
Proceeds from issuance of Common Stock, net of fees and expenses	-	58,269,829
Net cash provided by financing activities	-	59,855,219

Net change in cash	(29,731,616)	40,562,037

Cash, beginning of year	69,160,466	36,537,097

Cash, end of quarter	$39,428,850	$77,099,134

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$-	$1,971
Restricted Stock issued, previously accrued	$329,381	$-
Accrued Fixed Assets	$193,053
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$-	$120,440

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three and nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022 and March 31, 2022:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

(UNAUDITED)